September 3, 1998


Mr. Joseph J.Harrington
1011 New Hope Street, Apt 77A
Norristown,  PA  19401

Dear Joe:

     I enclose the proxy notice and materials relating to the annual shareholders' meeting of the Manor Fund. Please sign and return the enclosed proxy if you do not plan to attend the meeting. The proxy includes proposals to re-elect your Board of Directors, to ratify the Fund auditor, and to ratify an amendment to the Investment Policies of the Fund. Your Board of Directors recommends that you vote FOR these proposals.

Recent Market Activity

     The recent stock market decline has been reported in detail in the news media. From a peak in the Dow Jones Industrial average of 9,337 in July to a low of 7,400 during the day on August 31, the decline measured 20.75%. The final stages of the decline occurred on sharp downward moves combined with very high trading activity. These characteristics generally define near-term market bottoms.

     Since the bottom of 7,400, the market has recovered, to close as high as 7,827. Going forward, I expect that the market will continue to trade in the range of 7,400 to 7,900, with sharp inter-day swings. I expect that the Fed will gradually reduce interest rates during the next several months in response to global events. This should help to stabilize the markets, setting the stage for further improvement if our economy and corporate profits continue to grow.

     I urge you to maintain your long-term perspective and remain invested despite this period of uncertainty.

     If you have any questions, please do not hesitate to contact me.


                                   Sincerely,


                                   Daniel A. Morris
                                   President
enclosures


              PROXY for MANOR INVESTMENT FUNDS, INC.
         ANNUAL MEETING OF SHAREHOLDERS -- OCTOBER 27,1998

The annual meeting of MANOR INVESTMENT FUNDS, INC. will be held on October 27, 1998 at the offices of the Fund at 15 Chester Commons, Malvern, PA 19355 at 7:00 PM. The undersigned hereby appoints Daniel A. Morris and or Bruce Laverty as proxies to represent and to vote all shares of the undersigned at the meeting, and all adjournments thereof, with all powers the undersigned would possess if personally present. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL ITEMS.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED: IF NO DIRECTION IS INDICATED AS TO A PROPOSAL, THE PROXIES SHALL VOTE FOR SUCH PROPOSAL. THE PROXIES MAY VOTE AT THEIR DISCRETION ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING.

1. Election of Directors
          FOR ALL NOMINEES
          WITHHOLD ALL NOMINEES

    To withhold authority for specific nominees, strike a line through their name(s).
Daniel A. Morris   Bruce Laverty       Fred Myers       Alan
Weintraub
Richard Kund      Edward Erlichman    James McFadden

2. Proposal to ratify the selection of Claude B. Granese by the
Board of Directors as independent public accountant to audit and certify financial statements of the Fund for the fiscal year ending December 31, 1998.
               FOR            AGAINST             ABSTAIN

3. Proposed amendment to the Investment Policies of the Fund. "The Fund may also invest in securities traded on the New
York Stock Exchange that track the value of an underlying basket of securities such as the S&P 500 or the S&P Mid-Cap index."
              FOR            AGAINST              ABSTAIN

Please mark, date, sign & return the proxy promptly in the enclosed envelope. For joint registrations, both parties should sign.


Shareholder Signature   Dated      Shareholder signature   Dated


Daniel A. Morris
304 Albermarle Grove
West Chester, PA  19380                              Acct #:
                                                     Shares Held:
Manor Investment Funds, Inc.
15 Chester Commons
Malvern, PA  19355

                          PROXY STATEMENT




                   MANOR INVESTMENT FUNDS, INC.
                         MALVERN, PA 19355
                           610-722-0900





Enclosed herewith is Notice of an Annual Meeting of Shareholders of Manor Investment Funds, Inc. (the "Fund"), and a proxy form solicited by the Board of Directors of the Fund. This proxy material was first mailed on September 3, 1998.




The proxy may be revoked at any time before it is exercised either by written notice to the Fund or by submitting another proxy. In addition, any shareholder may vote in person at the meeting as he/she chooses, overriding any previously filed proxies. You are requested to place your instructions on the enclosed proxy and then sign, date and return it. The cost of soliciting proxies will be borne by your Fund.




There is one class of capital stock of the Fund, all of which have equal voting rights. On August 31, 1998, the date of record, there were 162,225.181 shares outstanding, held by shareholders entitled to notice of and to vote at the meeting. In all matters each share has one vote.




                       ELECTION OF DIRECTORS

There are seven (7) nominees listed below who have consented to serve as directors, if elected, until the next Annual Meeting of Shareholders or until their successors are elected and qualified.

Nominees for Election of Directors of Manor Investment Funds,Inc.

                  Fund     Director                      Shares Held       % of
Name & Age        Office   Since  Principal Occupation  as of8/31/98      class

Daniel A. Morris  President* 1995   President          19,414.234    (1) 12.0%
   Age: 44                          Morris Capital Advisors, Inc.
Bruce Laverty     Secretary* 1995   Partner             3,410.782    (2)  2.1%
   Age: 37                          Laverty, Nilsen & Reed
Edward Erlichman             1995   President
   Age: 43                          Kara Aerospace
Richard Kund                 1995   Dir. of New Business Dev    136.143  0.1%
   Age: 41                          Professional Detailing,Inc.
James McFadden               1995   VP Credit Admin.      918.569   (3)  0.6%
   Age: 51                          MBNA Corp.
Fred Myers                   1995   Certified Public Acc. 8,405.58  (4)  5.2%
   Age: 46                          Myers & Associates
Alan Weintraub               1995   Systems Consultant
   Age: 42                          CSC, Inc.


* Directors of the Fund defined as "interested persons" in the Investment Company Act of 1940. Mr. Morris is an "interested person" due to his position with the Fund's Investment Adviser.
 All other Fund officers are also "interested persons".

(1) Includes shares held in joint tenancy with his wife, Anne, & her IRA.
(2) Includes shares held in joint tenancy with his wife, Kimberly, & her IRA.
(3) Includes shares held in his IRA, and the accounts of his wife, Marguerite.
(4) Includes shares held in joint tenancy with his wife, Deborah, and her IRA, and in his corporate profit sharing plan.

Shareholders have one vote for each share they own for each of seven directors of their choice. All proxies returned to the Fund, except those specifically marked to withhold authority will be cast for the nominees listed above. A majority of the votes cast, when a quorum is present, will be required to elect each director.


                      Board Meetings and Committees

For 1997 the officers and directors as a group attended 62.9% of all board meetings. Mr. James McFadden serves as Chairman of the Audit Committee for the Board of Directors. Mr. Daniel A. Morris serves as President and Mr. Bruce Laverty serves as Secretary of the Fund. Officers are elected by the Board of Directors for a term of one year. The Board of Directors serves without remuneration.

The officers and directors of the Fund, as a group, own 32,285.298 shares, 19.9% of shares outstanding, beneficially, directly or indirectly. There is no other class of stock.

                             BROKERAGE

The Fund requires all brokers to effect transactions in portfolio securities in such a manner as to get prompt execution of the orders at the most favorable price. Where consistent with best price and execution, and in light of its limited resources, the Fund will deal with primary market makers in placing over-the counter portfolio orders.

The Fund places all orders for purchase and sale of its portfolio securities through its President who is answerable to the Board of Directors. The President may select brokers who, in addition to meeting the primary requirements of execution and price, have furnished statistical or other factual information and services, which, in the opinion of management, are helpful or necessary to the Fund's normal operations. Those services may include economic or industry studies, security analysis and reports, sales literature and statistical services furnished either directly to the Fund or to the Adviser. No effort is made in any given circumstance to determine the value of these services or the amount they might have reduced Adviser expenses.

Other than as set forth above, the Fund has no fixed policy, formula, method or criteria which it uses in allocating brokerage business to brokers furnishing these materials and services. For the calendar year 1997 the Fund paid total brokerage commissions of $3,044.30 to Charles Schwab & Co. No other brokerage commissions were paid.

        RATIFICATION OR REJECTION OF SELECTION OF AUDITORS

Your Board of Directors has selected, subject to shareholder approval, Claude B. Granese, CPA to audit and certify Financial statements of the Fund for the year 1998. In connection with the audit function, Claude B. Granese will review the Fund's Annual report to Shareholders and the Fund's filings with the Securities and Exchange Commission.

The Board of Directors has adopted procedures to pre-approve the types of professional services for which the Fund may retain such auditors. As part of the approval process, the Board of Directors considers whether the performance of each professional service is likely to affect the independence of Claude B. Granese. Mr. Granese does not have any direct or material indirect financial interest in the Fund. Mr. Granese has not provided any non auditing services to the Fund.

Mr. Granese will not be present at the meeting unless requested by a shareholder (either in writing or by telephone) in advance of the meeting. Such requests should be directed to the secretary of the Fund.

               PROPOSED AMENDMENT TO THE INVESTMENT
                       POLICIES OF THE FUND

The Board of Directors has approved an amendment to the Investment Policies of the Fund to allow the Fund to invest in securities traded on the New York Stock Exchange that track the value of an underlying basket of securities such as the S&P 500 or the S&P Mid Cap index. This change should provide the Fund investment manager to more efficiently manage cash flows into and out of the Fund. The Board of Directors recommends voting FOR this proposal.



                       SHAREHOLDER PROPOSALS

The Fund expects to hold its next annual meeting in October 1999. Shareholder proposals may be presented at that meeting provided they are received by the Fund not later than January 4, 1999 in accordance with Rule 14a-8 under the Securities & Exchange Act of 1934 which sets forth certain requirements.



                           OTHER MATTERS

The Board of Directors knows of no other matters to be presented at the meeting other than those mentioned above. Should other business come before the meeting, the proxies will be voted in accordance with the view of the Board of Directors.